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INDEPENDENT AUDITORS' CONSENT

Nicholas Income Fund, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-1A (File No. 2-10806) of Nicholas Income Fund, Inc. of our report dated January 11, 1997 accompanying the financial statements of Nicholas Income Fund, Inc. contained in the Fund's 1996 annual report to shareholders and to the reference to us under the caption "Financial Highlights" which appears in the Fund's Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
April 23, 1997